SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934.
                                (Amendment No. )

Filed by the  Registrant  [X]
Filed by a Party other than the  Registrant  [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)
     (2)
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-12

                            REGIONAL BANKSHARES, INC.
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                (Name of Registrant as Specified In Its Charter)



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     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]   No Fee Required.
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      1) Title of each class of securities to which transaction applies:


--------------------------------------------------------------------------------

     2)   Aggregate number of securities to which transaction applies:


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     3)   Per unit  price  or other  underlying  value of  transaction  computed pursuant to Exchange Act Rule 0-11:


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     4)   Proposed maximum aggregate value of transaction:


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     5)   Total fee paid


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[ ]   Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     2)   Form, Schedule or Registration Statement No.:

     3)   Filing Party:

     4)   Date Filed:

                            REGIONAL BANKSHARES, INC.
                             206 South Fifth Street
                        Hartsville, South Carolina 29550
                                 (843) 383-4333

Dear Shareholder:

         You are cordially invited to attend the 2006 Annual Shareholders' Meeting of Regional Bankshares, Inc., to be held at 125 Westfield Street, Hartsville, South Carolina 29550 on Thursday, May 11, 2006 at 11:00 a.m. Eastern Daylight Time. Notice of the meeting is enclosed.

         A proposal to elect four directors to serve until the 2009 Annual Shareholders' Meeting will be presented at the meeting. The nominees described in this Proxy Statement have been approved unanimously by your Board of Directors and are recommended by the Board to you for approval.

         We hope that you will be able to join us and let us give you a review of 2005. Whether you own a few or many shares of stock and whether or not you plan to attend in person, it is important that your shares be voted on matters that come before the Meeting. To make sure your shares are represented, we urge you to complete and mail the enclosed proxy card promptly.

         Thank you for helping us make our year a success. We look forward to your continued support in 2006.

                                                Sincerely,



                                                Curtis A. Tyner, Sr.
                                                Chief Executive Officer

Hartsville, South Carolina
April 6, 2006

                            REGIONAL BANKSHARES, INC.
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


TO OUR SHAREHOLDERS:

NOTICE IS HEREBY GIVEN THAT the Annual Meeting of the Shareholders of Regional Bankshares, Inc. will be held at 125 Westfield Street, Hartsville, South Carolina, on Thursday, May 11, 2006, at 11:00 a.m., for the following purposes:

     (1)  To elect four directors to each serve a three-year term; and

     (2) To act upon other such matters as may properly come before the meeting or any adjournment thereof.

      Only shareholders of record at the close of business on March 24, 2006, are entitled to notice of and to vote at the meeting. In order that the meeting can be held, and a maximum number of shares can be voted, whether or not you plan to be present at the meeting in person, please fill in, date, sign and promptly return the enclosed form of proxy. The Company's Board of Directors unanimously recommends a vote FOR approval of the proposals presented.

      Returning the signed proxy will not prevent a record owner of shares from voting in person at the meeting.

      Included with this notice are the Company's 2006 Proxy Statement and the Company's 2005 Annual Report to Shareholders.

                             By Order of the Board of Directors



April 6, 2006                Curtis A. Tyner, Sr.
                             Chief Executive Officer

                            REGIONAL BANKSHARES, INC.
                             206 South Fifth Street
                        Hartsville, South Carolina 29550
                                 (843) 383-4333

                                 PROXY STATEMENT

      This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Regional Bankshares, Inc. (the "Company") for use at the 2006 Annual Meeting of Shareholders. The Annual Meeting will be held at 11:00 a.m. on Thursday, May 11, 2006 at 125 Westfield Street, Hartsville, South Carolina. A Notice of Annual Meeting is attached, and a form of proxy is enclosed. This statement was first mailed to shareholders on or about April 6, 2006, in connection with the solicitation. The cost of this solicitation is being paid by the Company. The only method of solicitation to be employed, other than use of the proxy statement, is personal, telephone or other electronic contact by directors and regular employees of the Company.

                                  ANNUAL REPORT

      The Annual Report to Shareholders covering the Company's fiscal year ended December 31, 2005, including financial statements, is enclosed. Such Annual Report to Shareholders does not form any part of the material for the solicitation of proxies.

                                VOTING PROCEDURES

Voting

      Shareholders who hold their shares of record in their own names can vote their shares by marking the enclosed proxy form, dating it, signing it, and returning it to the Company in the enclosed postage-paid envelope. Shareholders of record can also attend the Annual Meeting and vote in person. Shareholders who hold their shares in street name with a broker or other nominee can direct their vote by submitting voting instructions to the broker or nominee in accordance with the procedure on the voting card provided by the broker or nominee. Shareholders who hold their shares in street name may attend the Annual Meeting, but may not vote in person without a proxy appointment from a shareholder of record.

Revocation Of Proxy

      Any record shareholder who executes and delivers a proxy has the right to revoke it at any time before it is voted. The proxy may be revoked in any of the following ways:

     o by delivering to J. Richard Jones, Jr., Corporate Secretary, Regional Bankshares, Inc., 206 South Fifth Street, Hartsville, South Carolina 29550, or by mailing written instructions revoking the proxy to Mr. Jones at Post Office Box 2255, Hartsville, South Carolina 29551;

     o by mailing or delivering to Mr. Jones at the above addresses a duly executed proxy bearing a later date; or

     o    by voting in person at the meeting.

      Written notice of revocation of a proxy or delivery of a later dated proxy will be effective upon receipt by the Company. Attendance at the Annual Meeting will not in itself constitute revocation of a proxy. However, any record shareholder who desires to do so may attend the meeting and vote in person in which case the proxy will not be used. Shareholders who hold their shares in street name with a broker or other nominee may change or revoke their proxy instructions by submitting new voting instructions to the broker or other nominee.

Quorum And Method of Counting Votes

      At the close of business on March 17, 2006, there were outstanding 694,159 shares of the Company's common stock ($1.00 par value). Each share outstanding will be entitled to one vote upon each matter submitted at the meeting. Only shareholders of record at the close of business on March 24, 2006 (the "Record Date"), will be entitled to notice of and to vote at the meeting.

      A majority of the shares entitled to be voted at the annual meeting constitutes a quorum. If a share is represented for any purpose at the annual meeting by the presence of the registered owner or a person holding a valid proxy for the registered owner, it is deemed to be present for purposes of establishing a quorum. Therefore, valid proxies which are marked "Abstain" or "Withhold" and shares that are not voted, including proxies submitted by brokers that are the record owners of shares (so-called "broker non-votes"), will be included in determining the number of votes present or represented at the annual meeting. If a quorum is not present or represented at the meeting, the shareholders entitled to vote, present in person or represented by proxy, have the power to adjourn the meeting from time to time. If the meeting is to be reconvened within thirty days, no notice of the reconvened meeting will be given other than an announcement at the adjourned meeting. If the meeting is to be adjourned for thirty days or more, notice of the reconvened meeting will be given as provided in the Bylaws. At any reconvened meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

      If a quorum is present at the Annual Meeting, directors will be elected by a plurality of the votes cast by shares present and entitled to vote at the annual meeting. "Plurality" means that if there are more nominees than positions to be filled, the individuals who receive the largest number of votes cast for the positions to be filled will be elected as directors. Cumulative voting is not permitted. Votes that are withheld or that are not voted in the election of directors will have no effect on the outcome of election of directors. If a quorum is present, all other matters that may be considered and acted upon at the Annual Meeting will be approved if the number of shares of Common Stock voted in favor of the matter exceed the number of shares of Common Stock voted against the matter.

Actions To Be Taken By The Proxies

      The persons named as proxies were selected by the Board of Directors of the Company. When the form of proxy enclosed is properly executed and returned, the shares that it represents will be voted at the meeting. Each proxy, unless the shareholder otherwise specifies therein, will be voted "FOR" the election of the persons named in this Proxy Statement as the Board of Directors' nominees for election to the Board of Directors. In each case where the shareholder has appropriately specified how the proxy is to be voted, it will be voted in accordance with his specifications. As to any other matter of business which may be brought before the Annual Meeting, a vote may be cast pursuant to the accompanying proxy in accordance with the best judgment of the proxy agents, but the Board of Directors does not know of any such other business.

                              SHAREHOLDER PROPOSALS

      Any shareholder who wishes to submit proposals for the consideration of the shareholders at the 2007 Annual Meeting may do so by delivering them in writing to J. Richard Jones, Jr., Corporate Secretary, Regional Bankshares, Inc., 206 South Fifth Street, Hartsville, South Carolina 29550, or by mailing them in writing to Mr. Jones at Post Office Box 2255, Hartsville, South Carolina 29551. In addition to other applicable requirements, for business to be properly brought before the 2007 Annual Meeting of Shareholders, a shareholder must give timely notice of the matter to be presented at the meeting in a proper written form to the Secretary. To be timely, notice must be given to the Secretary at the above address not less than 30 nor more than 60 days prior to the annual meeting; provided that, if less than 31 days' notice of the meeting is given to shareholders, such notice must be mailed or delivered to the Secretary no later than the close of the tenth day following the day on which the notice of meeting was mailed to shareholders. All proposals must comply with the requirements of the Bylaws. Such written proposals must be received prior to December 7, 2006, for inclusion, if otherwise appropriate, in the Company's 2007 Proxy Statement and form of Proxy relating to that meeting. With respect to any shareholder proposal not received by the Company prior to February 20, 2007, proxies solicited by management of the Company will be voted on the proposal in the discretion of the designated proxy agents.

                      MANAGEMENT AND ELECTION OF DIRECTORS

      The Company's Articles of Incorporation provide that the Board of Directors may be divided into three classes, with approximately one-third of the Company's Board of Directors being elected each year at the Annual Meeting of Shareholders. At each Annual Meeting of Shareholders, successors to the class of directors whose term expires are elected for a three-year term. Directors serve until their successors are elected and qualify to serve.

      The number of directors is currently set at 11. The four directors whose terms expire in 2006 have been nominated by the Board of Directors for re-election to serve for the next three years. Their terms will expire at the 2009 Annual Meeting. Set forth below is information about the nominees for reelection and current directors whose terms will continue after the 2006 Annual Meeting. Each nominee and director has served as a director since 1999, including service on the Board of Directors of Hartsville Community Bank, N.A. prior to formation of the Company.

      The persons named in the enclosed form of proxy intend to vote for the election as directors of the persons named below as nominees. Unless a contrary specification is indicated, the enclosed form of proxy will be voted FOR such nominees. In the event that any such nominee is not available to serve, the persons acting under the proxy intend to vote for the election, in his or her stead, of such other person as the Board of Directors of the Company may recommend. The Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve if elected.

      The Board of Directors recommends a vote FOR all nominees.

    Nominees for Re-election to the Board of Directors for terms of office to continue until the Annual Meeting of Shareholders in 2009

      Randolph G. Rogers (age 58). Mr. Rogers is a native of Hartsville and is a farmer with almost 30 years' experience in operating an agricultural business.

      Howard W. Tucker, Jr. (age 68). Dr. Tucker is an optometrist with Pee Dee Eye Associates in Hartsville. He also served as a director of Mutual Savings & Loan for 11years, where he was a member of the loan committee. Dr. Tucker received an Associate Degree from Wingate College in 1960. Dr. Tucker received both his B.S. degree and his O.D. degree from the Southern College of Optometry in 1963.

      Curtis A. Tyner, Sr. (age 57). Mr. Tyner is a native of Hartsville and serves as the President and Chief Executive Officer of the Company and of Hartsville Community Bank. Mr. Tyner served as Senior Lending Officer and Executive Vice President of First National South in Marion, South Carolina from October, 1994 until September, 1998, when First National South was acquired by another financial institution. Prior to joining First National South, Mr. Tyner was employed with The Palmetto Bank in Laurens, South Carolina since 1976. While at The Palmetto Bank, Mr. Tyner served in numerous capacities, including loan officer, senior vice president, executive vice president and chief financial officer. Mr. Tyner received his B.S. degree in Business Administration from Francis Marion University in 1974 and his M.B.A. degree from the University of South Carolina in 1975.

      Patricia M. West (age 62). Ms. West is a retired school teacher of the Darlington County School System. Ms. West received her B.A. degree in Art and Education from Columbia College in 1965.

      Members of the Board of Directors whose terms of office will continue until the Annual Meeting of Shareholders in 2008

      Franklin Hines (age 72). Mr. Hines is a native of Hartsville and has been the President and Chief Executive Officer of Hines Funeral Home, Inc. and Hines Enterprises, Inc., a provider of funeral-related products and services, for the past 28 years. Mr. Hines has been a member of the Hartsville City Council for the past 20 years. He has also served on the local advisory board of Carolina Bank & Trust and recently served as a member of the local advisory board of BankAmerica Corp. Mr. Hines received his B.A. degree in Industrial Arts from Cheyney State University in 1961, and received his Mortuary Science Degree from the John Tyler School of Mortuary Science in 1974.

      J. Richard Jones, Jr. (age 53). Mr. Jones is an attorney and a partner in the law firm of Stanton & Jones in Hartsville. Mr. Jones also served as a Hartsville City Judge from June 1992 to June 1995. Mr. Jones received both his B.A. degree in History and his J.D. degree from the University of South Carolina in 1973 and 1976, respectively.

      Woodward H. Morgan III (age 64). Dr. Morgan is a native of Hartsville and is a retired veterinarian and golf course developer. Prior to his retirement, Dr. Morgan was the owner of Hartsville Animal Hospital and served on the local advisory board of South Carolina Federal. Dr. Morgan received his B.S. degree in Industrial Management from Clemson University in 1964, and received his degree in Veterinary Medicine from the University of Georgia in 1974.

      Gosnold G. Segars (age 61). Mr. Segars is a native of Hartsville and serves as the Company's Chairman of the Board. He has been involved in the business of residential and agricultural land development in Hartsville since 1967. Mr. Segars is also involved in the Hartsville real estate brokerage business through his company, G. Graham Segars & Sons, Inc. Mr. Segars also has substantial ownership interests in other companies involved in the leasing of industrial and warehouse space in Hartsville and surrounding communities. Mr. Segars served on the local advisory board of Carolina Bank & Trust from 1989 to 1998. Mr. Segars received his B.S. degree in agronomy from Clemson University in 1966.

                Members of the Board of Directors whose terms of office will continue until the Annual Meeting of Shareholders in 2007

      Francine P. Bachman (age 72). Ms. Bachman is a native of Hartsville and is currently a homemaker and has been a retired school teacher since 1964. Ms. Bachman received her B.S. degree from Salem College in 1955.

      Thomas James Bell, Jr. (age 63). Dr. Bell is a native of Hartsville and has been a family physician in Hartsville since 1972. Dr. Bell received his B.S. degree in pre-medicine from Clemson University in 1965, and received his M.D. degree from the Medical University of South Carolina in 1969.

      Peter C. Coggeshall, Jr. (age 62). Mr. Coggeshall is a native of Hartsville and retired from Sonoco Products Company in 1998, where he had been employed since 1969. His last position with Sonoco was Vice President, Administration. Mr. Coggeshall also served on the local advisory board of Wachovia Bank from 1988 to 1998. Mr. Coggeshall received his B.A. degree in English from Davidson College in 1965, and his M.B.A. degree in General Management from Harvard University in 1969.

Executive Officers

      Curtis A. Tyner, Sr., the President and Chief Executive Officer of the Company, is the Company's only executive officer. Information about Mr. Tyner is set forth above under "--Nominees for Re-election to the Board of Directors for terms of office to continue until the Annual Meeting of Shareholders in 2009."

                               GOVERNANCE MATTERS

Attendance at Meetings of the Board of Directors and Meetings of Shareholders

      During the last full fiscal year, ending December 31, 2005, the Board of Directors met eight times, including regular and special meetings. Each incumbent director and director nominee attended at least 75% of the total number of meetings of the Board of Directors and committees of which he or she was a member.

      The Company encourages, but does not require, its directors to attend annual meetings of shareholders. Last year, ten of the Company's directors attended the annual meeting of shareholders.

Committees of the Board of Directors

Audit Committee

      The Company has an Audit Committee established pursuant to Section 3(a)(58)(A) of the Securities Exchange Act of 1934 for the purpose of overseeing the accounting and financial reporting processes of the Company and audits of the financial statements of the Company. The Audit Committee reviews the Company's financial statements and the internal financial reporting systems and controls with management and the independent auditors, recommends resolutions for any dispute between management and the auditors, and reviews other matters relating to the Company's relationship with its auditors. The Audit Committee is comprised of Messrs. Hines, Jones and Coggeshall. The Audit Committee does not have a written charter. With the exception of Mr. Jones, the members of the Audit Committee meet the audit committee member independence criteria set forth in The Nasdaq Stock Market, Inc. Marketplace Rules, as modified or supplemented. The Audit Committee met twice in 2005.

Nominating Committee

      The Board of Directors does not have a separate nominating committee. Rather, the entire Board of Directors acts as a nominating committee. Based on the Company's size, the small geographic area in which it does business and the desirability of directors being a part of the communities served by the Company and familiar with the Company's customers, the Board of Directors does not believe the Company would derive any significant benefit from a separate nominating committee. The members of the Board of Directors are not all independent as defined in The Nasdaq Stock Market, Inc. Marketplace Rules, as modified or supplemented. The Company does not have a Nominating Committee charter.

      In recommending director candidates, the Board takes into consideration such factors as it deems appropriate based on the Company's current needs. These factors may include diversity, age, skills such as understanding of banking and general finance, decision-making ability, inter-personal skills, experience with businesses and other organizations of comparable size, community activities and relationships, and the interrelationship between the candidate's experience and business background, and other Board members' experience and business background, as well as the candidate's ability to devote the required time and effort to serve on the Board.

      The Board will consider for nomination by the Board director candidates recommended by shareholders if the shareholders comply with the following requirements. If a shareholder wishes to recommend a director candidate to the Board for consideration as a Board of Directors' nominee, such shareholder must submit in writing to the Board the recommended candidate's name, a brief resume setting forth the recommended candidate's business and educational background and qualifications for service, and a notarized consent signed by the recommended candidate stating the recommended candidate's willingness to be nominated and to serve. This information must be delivered to the Chairman of the Company at the Company's address and must be received no later than January 15 in any year to be considered as a potential Board of Directors' nominee at the Annual Meeting of Shareholders for that year. The Board may request further information if it determines a potential candidate may be an appropriate nominee. Director candidates recommended by shareholders that comply with these requirements will receive the same consideration that the committee's candidates receive.

      Director candidates recommended by shareholders will not be considered for recommendation by the Board as potential Board of Directors' nominees if the shareholder recommendations are received later than January 15 in any year. However, shareholders may nominate director candidates for election at the annual meeting, but no person who is not already a director may be elected at an annual meeting of shareholders unless that person is nominated in writing at least 90 days prior to the meeting. Such nominations, other than those made by or on behalf of the existing management of the Company, must be made in writing and must be delivered or mailed to the President of the Company, not less than 90 days prior to any meeting of Shareholders called for the election of Directors. Such notification must contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of capital stock of the Company that will be voted for each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) any other information required by Regulation 14A under the Exchange Act. Nominations not made in accordance with these requirements may be disregarded by the presiding officer of the meeting, and upon his instructions, the vote tellers shall disregard all votes cast for each such nominee.

Compensation Committee

      The Company does not have an executive compensation committee. The entire Board acts as a compensation committee.

Shareholder Communications with the Board of Directors

      Any  shareholder  who  wishes  to  send  communications  to the  Board  of
Directors should mail them addressed to the intended recipient by name or position in care of: Corporate Secretary, Regional Bankshares, Inc., 206 South Fifth Street, Hartsville, South Carolina 29550. Upon receipt of any such communications, the Corporate Secretary will determine the identity of the intended recipient and whether the communication is an appropriate shareholder communication. The Corporate Secretary will send all appropriate shareholder communications to the intended recipient. An "appropriate shareholder communication" is a communication from a person claiming to be a shareholder in the communication the subject of which relates solely to the sender's interest as a shareholder and not to any other personal or business interest.

      In the case of communications addressed to the Board of Directors, the Corporate Secretary will send appropriate shareholder communications to the Chairman of the Board. In the case of communications addressed to the independent or outside directors, the Corporate Secretary will send appropriate shareholder communications to the Chairman of the Audit Committee. In the case of communications addressed to committees of the board, the Corporate Secretary will send appropriate shareholder communications to the Chairman of such committee.

                        SECURITY OWNERSHIP OF MANAGEMENT

      The following table sets forth the beneficial ownership of the Company's common stock as of March 17, 2006, by each current director, the Chief Executive Officer, and all directors and executive officers as a group. Other than as set forth below, management knows of no person who beneficially owns more than 5% of the Company's common stock. The Company issued a 20% common stock dividend in 2005. The numbers of shares and options set forth in the table and the notes to the table have been adjusted to reflect this stock dividend.

                                                                             Number of Shares
                                                                               Beneficially         Percentage
       Name                                              Position                Owned(1)           Ownership
       ----                                              --------                --------           ---------

Curtis A. Tyner, Sr.(2)                         President, Chief Executive        36,239              4.09%
                                                   Officer and Director

Gosnold G. Segars (3)                             Chairman of the Board           58,440              6.59%
     2586 Kelleytown Road
     Hartsville, SC 29550

Francine P. Bachman (4)                                  Director                 43,060              4.86%

Thomas James Bell, Jr. (5)                               Director                 39,940              4.51%

Peter C. Coggeshall, Jr. (6)                             Director                 30,000              3.38%

Franklin Hines (7)                                       Director                 30,000              3.38%

J. Richard Jones (8)                              Secretary and Director          30,000              3.38%

Woodward H. Morgan III (9)                               Director                 37,200              4.20%

Randolph G. Rogers (10)                                  Director                 52,920              5.97%
     1901 E. Carolina Avenue
     Hartsville, SC 29550

Howard W. Tucker, Jr. (11)                               Director                 38,280              4.32%

Patricia M. West (12)                                    Director                 36,720              4.14%

All Directors and Executive
Officers as a Group (11 Persons)(13)                                             432,799              48.83%

(1) Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them. The information shown above is based upon information furnished by the named persons and based upon "beneficial ownership" concepts set forth in rules promulgated under the Securities Exchange Act of 1934. Under such rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any security of which that person has the right to acquire beneficial ownership within 60 days.

(2) Includes 240 shares held by Mr. Tyner's wife, 12,936 shares held in Mr. Tyner's individual retirement account, 12,160 shares subject to currently exercisable warrants, and 6,000 shares subject to currently exercisable options.
(3) Includes 3,000 shares held by Mr. Segars' wife, and 17,640 shares subject to currently exercisable warrants.
(4) Includes 12,000 shares held by Ms. Bachman's husband, 1,060 shares held by Ms. Bachman as custodian for her grandchildren, and 17,640 shares subject to currently exercisable warrants.
(5) Includes 12,000 shares held in Mr. Bell's individual retirement account, and 17,640 shares subject to currently exercisable warrants.
(6)   Includes 17,640 shares subject to currently exercisable warrants.
(7)   Includes 17,640 shares subject to currently exercisable warrants.
(8) Includes 13,200 shares subject to currently exercisable warrants, and 4,800 shares held in Mr. Jones' individual retirement account.
(9) Includes 1,200 shares held by Mr. Morgan as custodian for his grandson, and 16,800 shares subject to currently exercisable warrants.
(10) Includes 6,000 shares held by Mr. Rogers' wife, 360 shares held by Mr. Rogers' wife as custodian for his children, and 17,640 shares subject to currently exercisable warrants.
(11) Includes 21,720 shares held in Mr. Tucker's individual retirement account, 960 shares held by Mr. Tucker's wife, and 14,520 shares subject to currently exercisable warrants.
(12) Includes 120 shares held by Ms. West's husband, 6,000 shares held in the individual retirement account of Ms. West's husband, 600 shares held by Ms. West's husband as custodian for Ms. West's grandchildren, and 17,640 shares subject to currently exercisable warrants.
(13) Includes 186,160 shares subject to currently exercisable options and warrants.

                             MANAGEMENT COMPENSATION

Executive Officer Compensation

         The following table sets forth information about the Chief Executive Officer's compensation. The Company does not have any other executive officers.

                           Summary Compensation Table

                                                                                      Long Term
                                                                                    Compensation
                                                                                    ------------
                                                  Annual Compensation(1)               Awards
                                                  ----------------------               ------
                                                                                      Number of
                                                                                     Securities
                                                                                     Underlying          All Other
                                                                                       Options            Compen-
Name and Principal Position         Year         Salary              Bonus             Awarded           sation(2)
---------------------------         ----         ------              -----           -----------         ---------

Curtis A. Tyner, Sr.                2005        $130,567           $27,500                   -            $4,606
 President, Chief Executive         2004         125,526            27,500                   -             4,429
 Officer and Treasurer              2003         121,300            12,500                   -             4,659
---------------

(1) Perquisites and personal benefits did not exceed the lesser of $50,000 or 10% of total salary plus bonus.
(2) Includes Company contributions of $3,917 in 2005, $3,767 in 2004, and $3,669 in 2003 to a simple retirement plan on behalf of Mr. Tyner, and payments by the Company of $689, $662 and $990 in 2005, 2004 and 2003, respectively, for term life insurance premiums for Mr. Tyner.

                        Option Grants in Last Fiscal Year

         No options were granted to the Chief Executive Officer in 2005.

          Option Exercises and Year End Options Outstanding and Values

         No options were exercised by the Chief Executive Officer during 2005. The following table sets forth information about options held by the Chief Executive Officer at December 31, 2005.

                                      Number of Securities                           Value of Unexercised
                                     Underlying Unexercised                              In-the-Money
                                       Options 12/31/05(1)                           Options 12/31/05(2)
                                       -------------------                           -------------------
Name                           Exercisable           Unexercisable            Exercisable           Unexercisable
----                           -----------           -------------            -----------           -------------

Curtis A. Tyner                  19,560                 -0-                      6,293                 -0-

-------------------------
 (1) The table includes information about 1,560 currently exercisable organizer warrants, 12,000 currently exercisable director warrants and 6,000 exercisable options held by Mr. Tyner. See "Compensation of Directors -- Organizer Warrants" and "-- Director Warrants."
(2) Based on a price of $10.71 per share, the weighted average price at which the Company's Common Stock has traded during the past year in trades of which the Company has knowledge, and on exercise prices ranging from $8.33 to $11.25 per share. Prices have been adjusted to reflect the 20% stock dividend issued September 1, 2005. The Common Stock is not, however, widely traded and such price may not be indicative of market value.

Employment Agreement

      Curtis A. Tyner, Sr. has entered into an employment agreement with the Company, which provides for a minimum base salary of $100,000, which may be increased from time to time in the discretion of the Board of Directors. For 2006, Mr. Tyner's base salary has been set at $136,443. In addition, Mr. Tyner is entitled to receive such additional incentive compensation as may be awarded from time to time in the discretion of the Board of Directors. Mr. Tyner may also be awarded a target bonus not to exceed 25% of his then-current base salary upon the attainment, in the discretion of the Board of Directors, of individual performance goals and certain specified corporate objectives. Mr. Tyner is entitled to participate in all incentive, stock option or warrant, savings and retirement plans, welfare benefit plans, practices, policies and programs applicable generally to the Company's senior executive officers. Mr. Tyner's employment agreement is for a rolling three year term, unless either party provides notice that the term of employment shall not continue to be extended.

      In the event of Mr. Tyner's disability, the Company will continue to pay him 100% of his then-current base salary during the first 12 months of a continuous period of disability. However, if Mr. Tyner is disabled for a continuous period exceeding 12 months, the Company may, at its election, terminate his employment and cease payment of his base salary. The employment agreement is terminable by the Company immediately for cause (as defined in the employment agreement). In addition, the Company may terminate the employment agreement for any reason provided that the Company pays Mr. Tyner a sum equal to two times his then current base salary. The employment agreement also provides that upon a "change in control" (as defined in the employment agreement) of the

Company, Mr. Tyner is entitled to a sum equal to two times his then current base salary. Under the agreement, Mr. Tyner is subject to standard contractual provisions requiring him not to use or divulge any confidential information for a period of two years following Mr. Tyner's voluntary termination of his employment. In addition, Mr. Tyner is prohibited from competing with the Company by performing banking services within the city of Hartsville or within a 100 mile radius thereof for a period of two years following Mr. Tyner's voluntary termination of employment. Similarly, Mr. Tyner is prohibited from soliciting the business of any of the Company's clients or employing any of the Company's employees for a period of two years following Mr. Tyner's voluntary termination of his employment.

      The foregoing is only a summary of the Employment Agreement between Mr. Tyner and the Company and is qualified in its entirety by reference to the Agreement.

Salary Continuation Agreement

      The Company has also entered into a Salary Continuation Agreement with Mr. Tyner that provides for payments to him upon his retirement, disability or death, or upon his voluntary early termination or termination as a result of a change of control. The agreement sets the formulae for determining the amount of benefits to be paid and the term over which the benefits will be paid. Upon Mr. Tyner's retiring at age 65 or later separation from service (as defined in the agreement), Mr. Tyner will be paid an annual benefit equal to 35% of his final pay in monthly installments for a period of 15 years. "Final pay" is defined by the agreement as Mr. Tyner's highest annualized base salary (before reduction for deferred compensation under all qualified, non-qualified and Internal Revenue Code Section 125 plans) from the five years prior to and including the year of his separation of service. If Mr. Tyner's employment is terminated prior to age 65 for any reason other than a change of control of the Company (as defined in the agreement), death or cause (as defined in the agreement), Mr. Tyner will be paid a benefit equal to 100% of the balance accrued by the Company under generally accepted accounting principles to fund the Company's obligation under the agreement plus a discount rate initially set at 6%, together with interest compounded until Mr. Tyner reaches age 65. The benefit will be distributed in 180 monthly installments beginning the month after Mr. Tyner reaches age 65, together with interest compounded monthly during the installment period. If there is a separation of service after a change of control, Mr. Tyner will be paid 35% of final pay (as defined above) increased by 4% annually until Mr. Tyner reaches age 65. The benefit will be paid in monthly installments for a period of 15 years beginning the month after Mr. Tyner reaches age 65. Upon Mr. Tyner's death while employed by the Company, his estate will be paid an annual benefit equal to 35% of his final pay. The death benefit will be paid in monthly installments for a period of 15 years commencing the month after the Company's receipt of his death certificate. No benefits will be paid to Mr. Tyner under the agreement if he is terminated for cause. Mr. Tyner's benefits under the agreement may also be forfeited upon the occurrence of certain events described in the agreement.

      The foregoing is only a summary of the Salary Continuation Agreement between Mr. Tyner and the Company and is qualified in its entirety by reference to the Agreement.

Compensation of Directors

Standard Compensation

      Directors of the Company currently receive $200 for each meeting of the Board of Directors attended and $100 for each committee meeting attended. All of the Directors of the Company are also directors of Heritage Community Bank and receive $200 for each meeting of the Bank Board of Directors attended and $100 for each committee meeting attended. The Board of Directors of the Company met eight times in 2005 and the Board of Directors of the Bank met eleven times in 2005.

Warrants

      The numbers of shares and exercise prices in the two subsections below have been adjusted for the 20% stock dividend issued in 2005.

Organizer Warrants

      In consideration of their placing personal funds at risk and their efforts in organizing Hartsville Community Bank, N.A. and their commitment to serve as the Bank's initial directors, each of the Company's present directors in their capacity as organizers of the Bank, received a warrant to purchase 6,000 shares of the Bank's common stock. The Bank warrants were converted into warrants to purchase common stock of the Company in connection with the Company's acquisition of the Bank. The exercise price for the warrants is $8.33 per share and they may be exercised over a ten-year period. All of the warrants have vested and are currently exercisable.

      The Company has the right, upon notice from the Federal Deposit Insurance Corporation that the Bank is capital deficient, to require that each director exercise or forfeit all of his or her warrant rights within 21 days of the Company's call for the exercise of the warrants.

Director Warrants

      On November 18, 2004, each director was granted additional warrants to purchase 12,000 shares of the Company's common stock at a price of $10.83 per share. All of the warrants have vested and are currently exercisable.

      Assuming all of the warrants issued to the directors are exercised, that the Company issues no further common stock, and the directors do not purchase or sell additional shares, the directors would beneficially own an aggregate of 426,799 shares, or 49% of the Company's outstanding common stock.

                             2001 STOCK OPTION PLAN

      At the 2001 Annual Meeting of Shareholders, the shareholders approved the 2001 Stock Option Plan, which reserves 60,000 shares of Common Stock for issuance pursuant to the exercise of options which may be granted pursuant to the 2001 Stock Option Plan. The Plan is administered by the Board of Directors or a Committee appointed by the Board of Directors. Options awarded under the Plan may be "incentive stock options" within the meaning of the Internal Revenue Code or non-qualified options. Options may be granted pursuant to the 2001 Stock Option Plan to persons who are officers or key employees of the Company or any subsidiary (including officers who are employees) at the time of grant. The Board of Directors or the Committee selects the persons to receive grants under the 2001 Stock Option Plan and determines the number of shares covered by options granted under the 2001 Stock Option Plan.

      All stock options have such exercise prices as may be determined by the Board of Directors or the Committee at the time of grant, but such prices may not be less than the fair market value of the Common Stock (as determined in accordance with the Plan) at the date of grant. The Board of Directors or the Committee may set other terms for the exercise of the options but may not grant to any one holder more than $100,000 of incentive stock options (based on the fair market value of the optioned shares on the date of the grant of the option) which first become exercisable in any calendar year. No options may be exercised after ten years from the date of grant, and options may not be transferred except by will or the laws of descent and distribution. Incentive stock options may be exercised only while the optionee is an employee of the Company, within three months after the date of termination of employment, or within twelve months of death or disability, but only to the extent the option has not expired.

      The number of shares reserved for issuance under the Plan, the number of shares covered by outstanding options and the exercise price of options will be adjusted in the event of changes in the number of outstanding shares of common stock effected without receipt of consideration by the Company. Such numbers of shares and exercise prices have been adjusted to give effect to a 20% stock dividend issued in 2005. All outstanding options will become immediately exercisable in the event of a change of control, or imminent change of control, of the Company (both as defined in the Plan). In the event of an extraordinary corporate action (as described in the Plan), subject to any required shareholder approval, the Board of Directors or the Committee, in its sole discretion, may also cancel and pay for outstanding options. The Board or Committee also has the power to accelerate the exercise date of outstanding options at any time. The Board of Directors may alter, suspend or discontinue the Plan, but may not increase (except as discussed above) the maximum number of shares reserved for issuance under the Plan, materially increase benefits to participants under the Plan, or materially modify the eligibility requirements under the Plan without shareholder approval or ratification. The 2001 Stock Option Plan will terminate on March 28, 2011, and no options will be granted thereunder after that date.

      At March 17, 2006, options to purchase a total of 12,000 shares of common stock were outstanding under the 2001 Stock Option Plan.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      The Company, in the ordinary course of its business, makes loans to and has other transactions with directors, officers, principal shareholders, and their associates. Loans are made on substantially the same terms, including rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features. The Company expects to continue to enter into transactions in the ordinary course of business on similar terms with directors, officers, principal stockholders, and their associates. The aggregate dollar amount of such loans outstanding at December 31, 2005 was $3,736,214. During 2005, $1,908,506 of new advances were made and repayments totaled $1,668,940.

      The law firm of Stanton and Jones, in which J. Richard Jones, Jr., a director of the Company, is a partner, provided legal services to the Company in 2005 and expects to continue to provide legal services to the Company in 2006.

      During 2005, the Company leased its operations center from an entity controlled by Gosnold G. Segars, a director of the Company. The monthly rental amount was $1,000 per month, and rental expense associated with this lease was $12,000 for the year ended December 31, 2005. The lease was terminated effective December 31, 2005.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      As required by Section 16(a) of the Securities Exchange Act of 1934, the Company's directors, its executive officers and certain individuals are required to report periodically their ownership of the Company's Common Stock and any changes in ownership to the Securities and Exchange Commission. Based on a review of Section 16(a) reports available to the Company, it appears that all such reports for these persons were filed in a timely fashion during 2005.

                         INDEPENDENT PUBLIC ACCOUNTANTS

      The Board has selected Elliott Davis, LLC, Certified Public Accountants, to serve as the Company's independent certified public accountants for 2006. It is expected that representatives from this firm will be present and available to answer appropriate questions at the annual meeting, and will have the opportunity to make a statement if they so desire.

Fees Paid to Independent Auditors

      Set forth below is information about fees billed by the Company's independent auditors for audit services rendered in connection with the consolidated financial statements and reports for the years ended December 31, 2005 and 2004, and for other services rendered during such years, on behalf of the Company and the Bank, as well as all out-of-pocket expenses incurred in connection with these services, which have been billed to the Company.

Audit Fees

      Audit fees include fees billed for professional services rendered for the audit of the Company's consolidated financial statements and review of the interim condensed consolidated financial statements included in quarterly reports, and services that are normally provided by the Company's independent auditor in connection with statutory and regulatory filings or engagements, and attest services, except those not required by statute or regulation. For the years ended December 31, 2004 and 2005, respectively, Elliott Davis, LLC billed the Company an aggregate of $25,630 and $31,024 for audit fees.

Audit-Related Fees

      Audit-related fees include fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company's consolidated financial statements and are not reported under "Audit Fees". For the years ended December 31, 2004 and 2005, respectively, Elliott Davis billed the Company an aggregate of $2,100 and $220 for audit related fees.

Tax Fees

      Tax fees include fees for tax compliance/preparation and other tax services. Tax compliance/preparation include fees billed for professional services related to federal and state tax compliance. Other tax services include fees billed for other miscellaneous tax consulting and planning. For the years ended December 31, 2004 and 2005, respectively, Elliott Davis, LLC billed the Company an aggregate of $1,785 and $2,425 for tax fees.

All Other Fees

      All other fees include fees for all other services other than those reported above. These services include assistance with the review of the prior year's 10-KSB, Proxy Statement and preparation of Form 5500. For the years ended December 31, 2004 and 2005, respectively, Elliott Davis, LLC billed the Company an aggregate of $2,850 and $450 for all other fees.

      In making its decision to recommend appointment of Elliott Davis, LLC as the Company's independent auditors for the fiscal year ending December 31, 2006, the Audit Committee considered whether services other than audit and audit-related services provided by that firm are compatible with maintaining the independence of Elliott Davis, LLC.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

      The Audit Committee pre-approves all audit and permitted non-audit services (including the fees and terms thereof) provided by the independent auditors, subject to limited possible exceptions for non-audit services described in Section 10A of the Securities Exchange Act of 1934, which are approved by the Audit Committee prior to completion of the audit. The Committee may delegate to one or more designated members of the Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full Committee at its next scheduled meeting.

      General pre-approval of certain audit, audit-related and tax services is granted by the Committee at the first quarter Committee meeting. The Committee subsequently reviews fees paid. Specific pre-approval is required for all other services. During 2005, all audit and permitted non-audit services were pre-approved by the Committee.

                             AUDIT COMMITTEE REPORT

      The Audit Committee of the Board of Directors has reviewed and discussed with management the Company's audited financial statements for the year ended December 31, 2005. The Audit Committee has discussed with the Company's independent auditors, Elliott Davis, LLC, the matters required to be discussed by Statement on Auditing Standards 61, as modified or supplemented. The Audit Committee has also received the written disclosures and the letter from Elliott Davis, LLC, required by Independence Standards Board Standard No. 1, as modified or supplemented, and has discussed with Elliott Davis, LLC, their independence. Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2005 for filing with the Securities and Exchange Commission.

 Franklin Hines             J. Richard Jones          Peter C. Coggeshall, Jr.

      The Audit Committee Report shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates it by reference therein.

                                  OTHER MATTERS

      The Board of Directors knows of no other business to be presented at the meeting of shareholders. If matters other than those described herein should properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote at such meeting in accordance with their best judgment on such matters.

                  AVAILABILITY OF ANNUAL REPORT ON FORM 10-KSB


      Shareholders may obtain copies of the Company's Annual Report on Form 10-KSB required to be filed with the Securities and Exchange Commission for the year ended December 31, 2005, free of charge by requesting such form in writing from Curtis A. Tyner, Sr., President, Regional Bankshares, Inc., 206 South Fifth Street, Hartsville, South Carolina 29550. Copies may also be downloaded from the Securities and Exchange Commission website at http://www.sec.gov.

                                      PROXY

                            REGIONAL BANKSHARES, INC.

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                FOR ANNUAL MEETING OF SHAREHOLDERS - MAY 11, 2006

      Gosnold G. Segars or J. Richard Jones or either of them, with full power of substitution, are hereby appointed as agent(s) of the undersigned to vote as proxies for the undersigned at the Annual Meeting of Shareholders to be held on May 11, 2006, and at any adjournment thereof, as follows:

1.    ELECTION OF  [ ]   FOR all nominees listed   [ ]  WITHHOLD AUTHORITY
      DIRECTORS TO       below (except any I have       to vote for all nominees
      HOLD OFFICE        written below)                 below
      FOR THREE
      YEAR TERMS

Randolph G. Rogers, Howard W. Tucker, Jr., Curtis A. Tyner, Sr. and Patricia M. West

INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL(S) WRITE THE NOMINEE'S(S') NAME(S) ON THE LINE BELOW.

--------------------------------------------------------------------------------

2. And, in the discretion of said agents, upon such other business as may properly come before the meeting, and matters incidental to the conduct of the meeting. (Management at present knows of no other business to be brought before the meeting.)

THE PROXIES WILL BE VOTED AS INSTRUCTED. IF NO CHOICE IS INDICATED WITH RESPECT TO A MATTER WHERE A CHOICE IS PROVIDED, THIS PROXY WILL BE VOTED "FOR" SUCH MATTER.

Please sign exactly as name appears below. When signing as attorney, executor, administrator, trustee, or guardian, please give full title. If more than one trustee, all should sign. All joint owners must sign.


Dated: _____________, 2006            ----------------------------------------

                                      ----------------------------------------